Exhibit 99.1

Contact:	Robyn Brown
Vice President, Investor Relations
The Medicines Company
973-656-1616
investor.relations@themedco.com

FOR IMMEDIATE RELEASE:

THE MEDICINES COMPANY REPORTS

THIRD QUARTER 2008 FINANCIAL RESULTS

PARSIPPANY, NJ – October 22, 2008 – The Medicines Company (NASDAQ: MDCO) today announced its financial results for the third quarter and first nine months of 2008.

Highlights for the third quarter of 2008:

•                  Net revenue increased by 42% to $88.1 million for the third quarter of 2008 from $62.2 million for the third quarter of 2007.

•                  Angiomax® (bivalirudin) U.S. sales increased by 40% to $85.0 million for the third quarter of 2008 from $60.7 million for the third quarter of 2007.

•                  Angiomax/Angiox international net revenue in the third quarter of 2008 increased $1.6 million to $3.1 million compared to $1.5 million in the third quarter of 2007.

•                  Cleviprex™ (clevidipine butyrate) was approved on August 1, 2008 and launched in the U.S. on September 15, 2008.  Initial gross wholesaler orders, which totaled $10.0 million, were recorded as deferred revenue.  These amounts were not recognized as net revenue during the third quarter of 2008, but will be recognized as net revenue in the future subject to various adjustments.

•                  Curacyte Discovery GmbH (“Curacyte”), acquired on August 11, 2008 for $23.7 million, has been integrated to form the basis for research capability, and its lead compound CU-2010 is moving toward clinical studies.  Approximately $21.4 million of this acquisition investment was expensed as in process research and development.

•                  Net loss for the third quarter of 2008, primarily related to the Curacyte acquisition was $13.2 million, or $0.25 per share, compared to net loss of $23.6

The Medicines Company   8 Campus Drive   Parsippany, New Jersey 07054   Tel: (973)656-1616   Fax: (973)656-9898

million, or $0.46 per share, primarily due to the Nycomed transaction in the third quarter of 2007.

•                  The Company reported third quarter of 2008 non-GAAP net income of $8.5 million, or $0.16 per share, compared to non-GAAP net income of $6.3 million, or $0.12 per share, for the third quarter of 2007.  Non-GAAP net income excludes the Curacyte acquisition, the Nycomed transaction, stock-based compensation expense and non-cash income taxes.

John Kelley, President and Chief Operating Officer, stated, “We are pleased to report another successful quarter of executing on our strategy.  Angiomax is gaining market share across the spectrum of PCI patients, which is translating into solid top-line sales growth both in the U.S. and internationally.  We continue to make progress in building our European organization, with an expected roll out of the field force in January.”

The recent presentation of the landmark HORIZONS-AMI 1-year data on October 15, 2008 at TCT, adds to the existing wealth of data that demonstrates the attributes of Angiomax in all types of patients undergoing PCI from those with stable angina to those with STEMI.  The principal investigator, Gregg Stone, MD, CRF Chairman, Professor of Medicine and the Director of Research and Education at the Center for Interventional Vascular Therapy at New York-Presbyterian Hospital/Columbia University Medical Center was quoted as saying, “These data again demonstrate that bivalirudin is a better treatment option than conventional therapy for STEMI patients undergoing primary PCI.  This strategy could save thousands of lives each year if incorporated globally into routine practice.”

Financial highlights for the first nine months of 2008:

•                  Net revenue increased by 37% to $254.3 million for the first nine months of 2008 from $185.2 million for the same period in 2007.

•                  Angiomax U.S. sales increased by 35% to $246.3 million for the first nine months of 2008 from $182.2 million for the first nine months of 2007.

•                  Angiomax/Angiox international net revenue in the first nine months of 2008 increased $5.0 million to $8.0 million compared to $3.0 million in the first nine months of 2007.

•                  Net loss for the first nine months of 2008, primarily related to the Curacyte acquisition was $4.3 million, or $0.08 per share, compared to net loss of $19.8 million, or $0.38 per share, which included the Nycomed transaction in the first nine months of 2007.

•                  The Company reported non-GAAP net income of $35.4 million, or $0.68 per share, for the first nine months of 2008, compared to non-GAAP net income of $19.6 million, or $0.38 per share, for the first nine months of 2007.    Non-GAAP net income excludes the Curacyte acquisition, the Nycomed transaction, stock-based compensation expense and non-cash income taxes.

The following table provides reconciliations between GAAP and non-GAAP net (loss) income for the third quarter (Q3) and first nine months (9M) of 2008 and 2007.  Non-GAAP net income excludes the Curacyte acquisition, Nycomed transaction, stock-based compensation expense and the non-cash provision (benefit) for income taxes:

(in millions)	Reported GAAP Net (Loss) Income	Curacyte Acquisition	Nycomed Transaction	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision (Benefit) for Income Taxes	Non-GAAP Net Income (1)
Q3 2008	$(13.2)	$13.2	—	$6.0	$2.5	$8.5
Q3 2007	$(23.6)	—	$28.1	$4.1	$(2.2)	$6.3
9M 2008	$(4.3)	$13.2	—	$17.4	$9.1	$35.4
9M 2007	$(19.8)	—	$28.1	$11.3	—	$19.6

Note: Amounts may not sum due to rounding.

(1) Excluding the Curacyte acquisition costs, non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash provision (benefit) for income taxes.

Reconciliations between GAAP and non-GAAP fully diluted (loss) earnings per share (EPS) for the third quarter (Q3) and first nine months (9M) of 2008 and 2007 are provided in the following table:

(per share)	Reported GAAP EPS	Curacyte Acquisition	Nycomed Transaction	FAS 123R Stock-Based Compensation Expense	Non-Cash Provision (Benefit) for Income Taxes	Non-GAAP EPS(1)
Q3 2008	$(0.25)	$0.25	—	$0.11	$0.05	$0.16
Q3 2007	$(0.46)	—	$0.54	$0.08	$(0.04)	$0.12
9M 2008	$(0.08)	$0.25	—	$0.34	$0.18	$0.68
9M 2007	$(0.38)	—	$0.54	$0.22	—	$0.38

Note: Amounts may not sum due to rounding.

(1) Excluding the Curacyte acquisition costs, non-recurring Nycomed transaction charges, stock-based compensation expense and the non-cash provision (benefit) for income taxes.

The Company believes that presenting the non-GAAP information contained in the financial tables and in this press release assists investors and others in gaining a better understanding of the Company’s core operating results and future prospects, expected growth rates or forecasted guidance, particularly as related to the Curacyte acquisition costs, non-recurring Nycomed transaction charges, stock-based compensation expense and non-cash income taxes.  Management uses this non-GAAP information, in addition to the GAAP information, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. Such measures are also used by management in its financial and operating decision-making. Non-GAAP information is not meant to be considered superior to or a substitute for the Company’s results of operations prepared in accordance with GAAP. A reconciliation of GAAP results with non-GAAP results may also be found in the attached financial tables.

Revised 2008 Guidance:

Based upon the results of the first nine months of 2008 and the Curacyte acquisition, the Company provided revised 2008 guidance as follows:

(in millions, except percentages and per share amounts)	July 23, 2008 Guidance	October 22, 2008 Revised Guidance

Net Sales
US Angiomax	$320-$330	$325-$335
International Angiox	$10-$15	$10-$15
US Cleviprex	$5-$10	$5-$10
Total	$335-$355	$340-$360

Cost of Revenue	25%	25%

R&D (GAAP)	$79-$83	$104-$109 (2)
(w/o 123R)	$75-$79	$100-$105

SG&A (GAAP)	$153-$159	$158-$164 (3)
(w/o 123R)	$135-$140	$140-$145

Stock Based Comp -123R (1)	$22-$24	$22-$24

Investment Income	$6-$8	$6-$8

Effective Tax Rate	50%-55%	(4)

Net Income (Loss) - GAAP	$12-$16	$(6)-$(2)
- Non GAAP	$41-$49	$36-$44

EPS - GAAP	$0.22-$0.30	$(0.10)-$(0.03)
EPS - Non GAAP	$0.77-$0.92	$0.68-$0.83

(1)          Note that GAAP reporting of R&D and SG&A include stock based compensation expense

(2)          $21.4 million of in process research and development related to the Curacyte purchase, plus $4 million to $5 million of expenses associated with various company product development efforts

(3)          $5 million related to accelerated European expansion costs, including the formation of a sales force

(4)          Effective tax rate not provided as tax benefits associated with losses of international operations may not be recognized

There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss third quarter and first nine months of 2008 financial results and operational developments.  The conference call will be available via phone and webcast.  The webcast can be accessed at The Medicines Company website at www.themedicinescompany.com.

The dial in information is listed below:

Domestic Dial In:	877-719-9795
International Dial In:	719-325-4749

Replay is available from 11:30 a.m. Eastern Time following the conference call through November 5, 2008.  To hear a replay of the call, dial 888-203-1112 (domestic) and 719-457-0820 (international).  Passcode for both dial in numbers is 1432418.

MDCO-F

About The Medicines Company: The Medicines Company (NASDAQ: MDCO - News) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax® (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex™ (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company also has an investigational antiplatelet agent, cangrelor, in late-stage development and a serine protease inhibitor, CU-2010, in early-stage development. The Company’s website is www.themedicinescompany.com.

This document is intended to assist listeners of The Medicines Company’s quarterly results conference call available via webcast at www.themedicinescompany.com.  In this document and the call, statements about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates” and “expects” and similar expressions, including our 2008 guidance, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements.  Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, whether the Company’s products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, risks associated with the establishment of international operations, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on August 11, 2008, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

The Medicines Company

Consolidated Statements of Operations

(unaudited)

	Three months ended September 30,
(in thousands, except per share data)	2008	2007

Net revenue	$88,126	$62,191

Operating expenses:
Cost of revenue	22,089	16,157
Research and development	44,075	18,741
Selling, general and administrative	42,865	55,499
Total operating expenses	109,029	90,397

Loss from operations	(20,903)	(28,206)

Other income	1,070	2,664

Loss before income taxes	(19,833)	(25,542)
Benefit from income taxes	6,616	1,899

Net loss	$(13,217)	$(23,643)

Basic loss per common share	$(0.25)	$(0.46)
Shares used in computing basic loss per common share	51,941	51,672

Diluted loss per common share	$(0.25)	$(0.46)
Shares used in computing diluted loss per common share	51,941	51,672

The Medicines Company

Consolidated Statements of Operations

(unaudited)

	Nine Months Ended September 30,
(in thousands, except per share data)	2008	2007
Net revenue	$254,285	$185,237

Operating expenses:
Cost of revenue	63,121	49,031
Research and development	82,518	53,948
Selling, general and administrative	117,004	109,457
Total operating expenses	262,643	212,436

Loss from operations	(8,358)	(27,199)

Other income	5,256	7,965

Loss before income taxes	(3,102)	(19,234)
Provision for income taxes	(1,205)	(545)

Net loss	$(4,307)	$(19,779)

Basic loss per common share	$(0.08)	$(0.38)
Shares used in computing basic loss per common share	51,842	51,596

Diluted loss per common share	$(0.08)	$(0.38)
Shares used in computing diluted loss per common share	51,842	51,596

The Medicines Company

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	December 31,
(in thousands)	2008	2007

ASSETS
Cash, cash equivalents and available for sales securities	$205,695	$222,113
Accrued interest receivable	1,338	1,598
Accounts receivable, net	42,906	25,584
Inventory	25,498	35,468
Prepaid expenses and other current assets	13,352	7,425
Total current assets	288,789	292,188

Fixed assets, net	6,448	3,245
Intangible assets, net	16,495	14,929
Restricted cash	5,000	5,000
Deferred tax assets	45,264	46,018
Other assets	5,239	136
Total assets	$367,235	$361,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$71,387	$83,620
Stockholders’ equity	295,848	277,896
Total liabilities and stockholders’ equity	$367,235	$361,516

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,
	2008
	GAAP Reported (1)	Curacyte (2)	SFAS 123R (3)	Non-Cash Taxes (4)	Non-GAAP Adjusted (5)
Net revenue	$88,126	$—	$—	$—	$88,126

Operating expenses:
Cost of revenue	22,089	—	(221)	—	21,868
Research and development	44,075	(21,373)	(995)	—	21,707
Selling, general and administrative	42,865	—	(4,735)	—	38,130
Total operating expenses	109,029	(21,373)	(5,951)	—	81,705

(Loss) income from operations	(20,903)	21,373	5,951	—	6,421

Other income	1,070	—	—	—	1,070
(Loss) income before income taxes	(19,833)	21,373	5,951	—	7,491
Benefit (provision) for income taxes	6,616	(8,154)	—	2,499	961
Net (loss) income	(13,217)	13,219	5,951	2,499	8,452

Basic (loss) earnings per common share	$(0.25)	$0.25	$0.11	$0.05	$0.16

Shares used in computing basic (loss) earnings per common share	51,941	51,941	51,941	51,941	51,941

Diluted (loss) earnings per common share	$(0.25)	$0.25	$0.11	$0.05	$0.16

Shares used in computing diluted (loss) earnings per common share	51,941	51,941	51,941	51,941	51,941

(1)          GAAP Results

(2)          Curacyte acquisition costs

(3)          Non-cash stock compensation expense

(4)          Non-cash tax provision

(5)          Non-GAAP Results

The Medicines Company

Reconciliation of GAAP to non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

	Nine Months Ended September 30,
	2008
	GAAP Reported (1)	Curacyte (2)	SFAS 123R (3)	Non-Cash Taxes (4)	Non-GAAP Adjusted (5)
Net revenue	$254,285	$—	$—	$—	$254,285

Operating expenses:
Cost of revenue	63,121	—	(577)	—	62,544
Research and development	82,518	(21,373)	(2,867)	—	58,278
Selling, general and administrative	117,004	—	(13,931)	—	103,073
Total operating expenses	262,643	(21,373)	(17,375)	—	223,895

(Loss) income from operations	(8,358)	21,373	17,375	—	30,390

Other income	5,256	—	—	—	5,256
(Loss) income before income taxes	(3,102)	21,373	17,375	—	35,646
(Provision) benefit for income taxes	(1,205)	(8,154)	—	9,101	(258)
Net (loss) income	(4,307)	13,219	17,375	9,101	35,388

Basic (loss) earnings per common share	$(0.08)	$0.25	$0.34	$0.18	$0.68

Shares used in computing basic (loss) earnings per common share	51,842	51,842	51,842	51,842	51,842

Diluted (loss) earnings per common share	$(0.08)	$0.25	$0.34	$0.18	$0.68

Shares used in computing diluted (loss) earnings per common share	51,842	51,842	51,842	51,842	51,842

(1)          GAAP Results

(2)          Curacyte acquisition costs

(3)          Non-cash stock compensation expense

(4)          Non-cash tax provision

(5)          Non-GAAP Results